UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

POLAR POWER, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37960 (Commission File Number)	33-0479020 (IRS Employer Identification No.)

249 E. Gardena Boulevard, Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

Effective September 5, 2018, Arthur D. Sams, President and CEO of Polar Power, Inc. (the “Company”), established a written sales plan (the “10b5-1 Plan”) in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies. The 10b5-1 Plan was adopted in order to allow Mr. Sams to sell a portion of his Company stock over time as part of his long-term strategy for individual asset diversification and liquidity.

Pursuant to the 10b5-1 Plan, he has instructed his broker to sell up to a maximum of 200,000 shares of the Company’s common stock during the period from September 26, 2018 through March 31, 2019. Certain specified amounts of shares will be sold during this period subject to the trading price of the Company’s common stock and subject to applicable securities laws, including Rule 144. Mr. Sams currently owns 5,578,176 shares of the Company’s common stock.

Any sales under the 10b5-1 Plan will be disclosed publicly through Form 4 filings with Securities and Exchange Commission when due. The Company does not undertake to report 10b5-1 trading plans by other officers or directors of the Company in the future, or to report modifications or terminations of any such plans, whether or not the plan was publicly announced, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2018

POLAR POWER, INC.

By: /s/ Arthur D. Sams

        Arthur D. Sams

        President, Chief Executive Officer and Secretary